Exhibit 3.30

Member’s resolution

Senbar Holdings Pty Ltd (Company)

ABN 86 009 313 062

Special resolution passed under subsection 249B(1) of the Corporations Act 2001 (Cth) signed by parent company which is the sole member

We the undersigned, being the representatives of the sole member of the Company entitled to vote on the resolution, are in favour of the resolution set out below:

Resolved as a special resolution:

the constitution of the Company be amended by deleting the existing Rules 5.2 and 5.3, and inserting the following as new rules 5.2, 5.3 and 5.5:

“5.2	Registration of Shares

Subject to rule 5.5 and any special rights conferred on the holders of any shares or class of shares, the Directors may, in their absolute discretion, refuse to register a transfer of shares without giving any reason for such refusal.

5.3	Power to suspend registration of transfers

Subject to rule 5.5 the directors may at any time suspend the registration of a transfer for any period not exceeding 30 days in a year.

5.5	Transfer on enforcement of security

Despite any provision to the contrary in this constitution, where a member of the Company has granted over all or any of its shares in the Company a mortgage, charge, lien, pledge, or other security for the payment of a monetary obligation or the observance of any other obligations (a Security Interest) the directors shall not decline to register any transfer of shares nor suspend registration of any transfer of shares where such a transfer is:

(a)	in favour of a person entitled to the benefit of a Security Interest, or a person acting as an agent trustee or nominee of that person (each a Mortgagee); or

(b)	made in exercise of any of the rights and benefits (including enforcement rights) conferred on the Mortgagee or on any receiver, receiver and manager, agent or attorney appointed or purported to be appointed under that Security Interest, or any person who has purchased those Securities as a result of the exercise of a person’s rights under that Security Interest, and a certificate by any officer of the Mortgagee that the relevant transfer is within paragraph (a) or (b) above shall be conclusive evidence of that fact.”

Signed by Yalgoo Minerals Pty. Ltd. ABN 21 008 948 383

sign here ▶	/s/ SAREL STEFANUS WEBER
Company Secretary/Director

print name	SAREL STEFANUS WEBER

date and time	23 JULY 2010 at 11h00

sign here ▶	/s/ TONY MARTIN
Director

print name	TONY MARTIN

date and time	23 JULY 2010 at 11h00

Constitution

of

Senbar Holdings Pty Ltd

ACN 009 313 062

A company limited by shares

This constitution was adopted by the above company on 12 April 2005 and is signed by me for the purpose of identification.

/s/ P C ROBINSON

P C ROBINSON
Director

Norton Gledhill

C O M M E R C I A L    L A W Y E R S

Level 23, 459 Collins Street

Melbourne Vic 3000

Australia

Tel: +61 3 9614 8933

Fax: +61 3 9629 1415

Ref: 6043

Constitution

Table of Contents

1.	Preliminary		1

	1.1	Application of the Corporations Act	1

	1.2	Definitions	1

	1.3	Interpretation	2

	1.4	Powers under this constitution	3

	1.5	Payments	5

2.	Share capital		5

	2.1	Shares	5

	2.2	Preference shares	5

	2.3	Issue of shares of same class	7

	2.4	Joint holders of shares	7

	2.5	Equitable and other claims	8

	2.6	Employee share plans and employee option plans	8

3.	Calls, forfeiture, indemnities, lien and surrender		8

	3.1	Calls	8

	3.2	Proceedings for recovery of calls	9

	3.3	Payments in advance of calls	9

	3.4	Forfeiture of partly paid shares	10

	3.5	Indemnity for payments by the company	11

	3.6	Lien on shares	12

	3.7	Surrender of shares	12

	3.8	General provisions applicable to a disposal of shares under this constitution	13

	3.9	Interest payable by member	14

4.	Distribution of Profits		14

	4.1	Dividends	14

Constitution

	4.2	Capitalisation of profits	16

	4.3	Ancillary powers	16

	4.4	Reserves	17

	4.5	Carry forward of profits	17

	4.6	Dividend reinvestment plans	18

	4.7	Dividend selection plans	18

5.	Transfer and transmission of shares		18

	5.1	Transfer of shares	18

	5.2	Registration of transfers	19

	5.3	Power to suspend registration of transfers	19

	5.4	Transmission of shares	19

6.	General meetings		20

	6.1	Calling general meetings	20

	6.2	Notice of general meetings	20

	6.3	Admission to general meetings	21

	6.4	Quorum at general meetings	22

	6.5	Chair of general meetings	22

	6.6	Conduct of general meetings	23

	6.7	Decisions at general meetings	23

	6.8	Voting rights	24

	6.9	Representation at general meeting	26

	6.10	Separate class meetings	28

	6.11	Decisions without meetings	28

7.	Directors		28

	7.1	Appointment and removal of directors	28

	7.2	Vacation of office	29

	7.3	Remuneration and expenses	29

Constitution

	7.4	Interested directors	30

	7.5	Powers and duties of directors	31

	7.6	Proceedings of directors	32

	7.7	Convening of meetings of directors	33

	7.8	Notice of meetings of directors	33

	7.9	Quorum at meetings of directors	33

	7.10	Chair and deputy chair of directors	34

	7.11	Decisions of directors	35

	7.12	Written resolutions	35

	7.13	Alternate directors	35

	7.14	Committees of directors	37

	7.15	Delegation to individual directors	37

	7.16	Validity of acts	37

	7.17	Authority to act in the best interests of a holding company	37

8.	Executive officers		38

	8.1	Managing directors, deputy managing directors and executive directors	38

	8.2	Associate directors	38

	8.3	Secretaries	38

	8.4	Terms of office	39

9.	Indemnity and insurance		39

	9.1	Indemnity	39

	9.2	Insurance	41

	9.3	Savings	41

	9.4	Officer	41

10.	Winding-up		41

	10.1	Distribution of surplus	41

	10.2	Division of property	42

Constitution

11.	Minutes and records		43

	11.1	Minute books	43

	11.2	Minutes	43

	11.3	Evidence	43

	11.4	Inspection of records	43

12.	Execution of documents		44

	12.1	Manner of execution	44

	12.2	Common seal	44

	12.3	Safe custody of seal	44

	12.4	Use of seal	44

	12.5	Seal register	44

	12.6	Duplicate seal	45

	12.7	Share seal or certificate seal	45

	12.8	Sealing and signing of certificates	45

13.	Notices		46

	13.1	Notices by the company to members	46

	13.2	Notices by the company to the directors	47

	13.3	Notices posted to addresses outside the Commonwealth	47

	13.4	Time of service	47

	13.5	Other communications and documents	47

	13.6	Notices in writing	47

Constitution	Page 1

Senbar Holdings Pty Ltd

ACN 009 313 062

1.	Preliminary

1.1	Application of the Corporations Act

(a)	This constitution is subject to the Corporations Act.

(b)	The replaceable rules for a company under the Corporations Act do not apply to the company.

(c)	In this constitution, unless the context otherwise requires:

(1)	a term in a rule about a matter dealt with by a provision of the Corporations Act has the same meaning as in that provision of the Corporations Act; and

(2)	a term in a rule that is defined in section 9 of the Corporations Act has the same meaning as in that section.

1.2	Definitions

In this constitution, unless the context otherwise requires:

“Commonwealth” means the Commonwealth of Australia and its external territories;

“company” means the company specified on the front cover of this constitution;

“Corporations Act” means the Corporations Act 2001 of the Commonwealth of Australia;

“dividend reinvestment plan” means a plan whereby participating members, subject to the terms of the plan, elect in respect of some or all of their shares to apply the dividends payable on those shares to subscribe for additional shares in the company;

“dividend selection plan” means a plan whereby participating members, subject to the terms of the plan, elect in respect of some or all of their shares:

(a)	to receive the dividends payable on those shares wholly or partly by way of a payment out of any particular fund or reserve or out of profits derived from any particular source; or

(b)	not to receive the dividends payable on those shares, and in place of those dividends to receive some other form of distribution from the company or another body corporate or a trust, including paid up shares or other securities of the company, other body corporate or trust;

“employee share plan” or “employee option plan” means a plan whereby selected directors, officers and employees of the company and its related bodies corporate, subject to the terms of the plan, may be issued shares or options over shares in the company;

Constitution	Page 2

“executive director” means a director of the company who is an officer or holds an office referred to in rule 8 or is an employee of the company or a related body corporate;

“non-executive director” means a director of the company who is not an executive director;

“representative” means, for a body corporate, a representative under section 250D of the Corporations Act or a corresponding previous law;

“seal” means any common seal, duplicate seal, certificate seal or share seal of the company; and

“transmission event” means:

(a)	for an individual:

(1)	the death of the individual;

(2)	the bankruptcy of the individual;

(3)	the individual becoming of unsound mind; or

(4)	the individual becoming a person, who is or whose estate is, liable to be dealt with under a law about mental health; and

(b)	for a body corporate:

(1)	the dissolution of the body corporate; or

(2)	the succession by another body corporate to the assets and liabilities of the body corporate.

1.3	Interpretation

In this constitution headings and bold typing are included for convenience only and do not affect interpretation and, unless the context otherwise requires:

(a)	a reference to a word includes the singular and the plural of the word and vice versa;

(b)	a reference to a gender includes any gender;

(c)	if a word or phrase is defined, then other parts of speech and grammatical forms of that word or phrase have a corresponding meaning;

(d)	a term which refers to a person includes a person in any capacity, a body corporate, an unincorporated body (for example a society or association), a trust, a partnership, a sovereign state, a government or a government department or agency;

(e)	a reference to a document includes a reference to that document as amended, novated, supplemented, varied or replaced;

Constitution	Page 3

(f)	a reference to a statute or regulation or a provision of a statute or regulation is a reference to that statute, regulation or provision as amended or a statute, regulation or provision replacing it, and a reference to a statute includes all regulations, proclamations, ordinances and by-laws made or issued under that statute;

(g)	a reference to a document is a reference to a document of any kind including but not limited to an agreement in writing, a certificate, a notice, or an instrument;

(h)	a reference to an entity, other than the company or a member, which ceases to exist or whose powers or functions are transferred to another entity, is a reference to the entity which replaces it or which substantially succeeds to its powers or functions;

(i)	a member is present at a general meeting if the member is present in person or by proxy, attorney or representative;

(j)	a director is present at a meeting of directors, if the director is present in person or by alternate director;

(k)	a reference in general terms to a person holding or occupying a particular office or position includes a reference to any person who occupies or performs the duties of that office or position;

(l)	a reference to a partly paid share is a reference to a share on which there is an amount unpaid; and

(m)	a reference in a rule about partly paid shares to a call or an amount called for a share includes but is not limited to a reference to a sum, that by the terms of issue of a share, becomes payable on issue or at a fixed date.

1.4	Powers under this constitution

(a)	The company may take any action or exercise any power which under the Corporations Act a company limited by shares may do if authorised by its constitution.

(b)	The company may do these things, in any manner permitted by the Corporations Act.

(c)	If under this constitution a person may do a particular act or thing, then the person does the act or thing at that person’s discretion.

(d)	Subject to an express term to the contrary:

(1)	if this constitution confers a power, then the person may exercise the power as necessary and for the period the person holds the office; and

(2)	if this constitution imposes a duty, then the person must perform the duty as necessary and for the period the person holds the office.

Constitution	Page 4

(e)	If this constitution confers power on a person to delegate a function or power then the person may:

(1)	delegate concurrently or to the exclusion of that person’s performance or exercise of that function or power;

(2)	delegate generally; or

(3)	limit the delegation in the manner that the person sets out in the delegation.

(f)	The delegation need not be to a specified person but may be to any person holding, occupying or performing the duties of, a specified office or position.

(g)	The delegation may include the power to delegate.

(h)	If the person’s action depends upon the opinion, belief or state of mind of that person, then the delegate has the same capacity to act upon the delegate’s opinion, belief or state of mind.

(i)	A delegate’s action is taken as the act of the person who delegated the power or function.

(j)	Subject to an express term to the contrary, if this constitution confers a power to do a particular act or thing, then the power includes but is not limited to the power to repeal, rescind, revoke, amend or vary that act or thing.

(k)	Subject to an express term to the contrary, if this constitution confers a power to do a particular act or thing about a particular matter, then the power includes but is not limited to a power to do that act or thing:

(1)	for some only of those matters;

(2)	for a particular class or particular classes of those matters; and

(3)	to make different provision for different matters or different classes of matters.

(l)	Subject to an express term to the contrary, if this constitution confers a power to appoint a person to an office or position, then the power includes but is not limited to a power:

(1)	to appoint a person to act in the office or position until another person is appointed;

(2)	subject to any contract between the company and the person, to remove or suspend the person appointed; and

(3)	to appoint another person temporarily in the place of:

(A)	a person removed or suspended; or

(B)	a sick or absent holder of an office or position.

Constitution	Page 5

1.5	Payments

(a)	A dividend, bonus, return of capital or other distribution payable by the company in respect of a share may be paid by cheque drawn in favour of the intended recipient, by electronic funds transfer to an account nominated by the intended recipient or in any other manner determined by the directors. Any such payment will be at the risk of the intended recipient. Without limiting the generality of the foregoing, a payment in respect of a share may be made to the member in whose name the share is registered despite the occurrence of a transmission event in relation to that member and whether or not the company has notice of it.

(b)	Payments in respect of a share by the company may be made in Australian dollars or any other currency determined by the directors. The directors may determine to pay in different currencies to different members and may determine the appropriate exchange rate and the time of calculation to calculate the amount payable in the relevant currency. The determinations of the directors are, in the absence of manifest error, final.

2.	Share capital

2.1	Shares

(a)	Without prejudice to any special right conferred on a holder of a share or class of shares, the directors may issue, grant options for, or otherwise dispose of, shares in the company as the directors think fit.

(b)	The directors’ discretion includes but is not limited to terms on:

(1)	price, conditions and timing;

(2)	a special right or restriction which may be preferred or deferred; and

(3)	dividends, voting, return of capital and participation in the property of the company on a winding up.

(c)	The directors may differentiate between each holder of a partly paid share on:

(1)	the amount of a call that member must pay; and

(2)	the time the member must pay that amount.

2.2	Preference shares

(a)	The directors may issue preference shares including preference shares which are liable to be redeemed.

(b)	A preference share confers on its holder a right to receive a preferential dividend at the rate and on the basis decided by the directors under the terms of issue.

(c)	The preferential dividend is cumulative except to the extent the directors decide under the terms of issue.

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(d)	A preference share confers on its holder the right to payment out of the profits of the company of the preferential dividend in priority to the payment of any dividend on ordinary shares, and any other class of shares that the directors decide under the terms of issue.

(e)	A preference share confers on its holder the right in a winding up to payment in cash of:

(1)	the amount of any dividend accrued at the date of the winding up but unpaid on the share; and

(2)	any amount paid on the share;

in priority to the payment of any amount on ordinary shares, and any other class of shares that the directors decide under the terms of issue.

(f)	If and to the extent that the directors decide under the terms of issue, a preference share may confer on its holder:

(1)	in addition to the preferential dividend, a right to participate with the ordinary shares in the profits of the company; and

(2)	a right to a bonus issue or capitalisation of profits or any other amount otherwise available for distribution to members.

(g)	A preference share does not confer on its holder any right to participate in the profits or property of the company except as set out in this rule 2.2.

(h)	The holder of a preference share has the same right as the holder of an ordinary share to receive notice of, and a copy of any document to be laid before, a general meeting of the company and to attend the general meeting.

(i)	A preference share does not entitle its holder to vote at a general meeting of the company except in the following circumstances:

(1)	During a period during which a dividend (or part of a dividend) in respect of the share is in arrears.

(2)	On a proposal to reduce the company’s share capital.

(3)	On a resolution to approve the terms of a buy-back agreement.

(4)	On a proposal that affects rights attached to the share.

(5)	On a proposal to wind up the company.

(6)	On a proposal for the disposal of the whole of the company’s property, business and undertaking.

(7)	During the winding up of the company.

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(j)	Where a preference share does confer on its holder the right to vote at a general meeting, the voting right is the same, and determined in the same way, as the voting right attached to an ordinary share.

(k)	Preference shares may be convertible into ordinary shares on a basis decided by the directors under the terms of issue.

(l)	A redeemable preference share may be redeemable on a basis decided by the directors under the terms of issue.

(m)	Subject to the Corporations Act and this constitution, all rights and restrictions of a preference share issued by the company may be decided by the directors and will be governed by the terms of issue, and provided they have been disclosed to the subscriber for the share before its issue will bind the subscriber and all subsequent holders of the share.

2.3	Issue of shares of same class

Subject to any special right conferred on a holder of a share or class of shares, the directors may issue shares of the same class as an existing class of shares and such an issue is not to be considered to constitute a variation of the rights of the holders of shares in the existing class.

2.4	Joint holders of shares

(a)	If 2 or more persons are registered as the holders of a share, then they hold it as joint tenants with rights of survivorship subject to this rule 2.4.

(b)	A joint holder of a share and that person’s legal personal representative is liable severally as well as jointly for each payment, including a call, which ought to be made in respect of the share.

(c)	On the death of any 1 joint holder of a share, a survivor is the only person the company recognises as having any title to the share.

(d)	A dividend, bonus, return of capital or other distribution or payment in respect of a jointly held share may be made to the joint holder of the share first named in the register of members or another joint holder notified in writing to the company for this purpose by all joint holders, and any 1 joint holder may give an effective receipt for any such distribution or payment.

(e)	Delivery of a certificate for a jointly held share to any 1 joint holder of the share is sufficient, and taken to be, delivery to all joint holders.

(f)	The company is not bound to register more than 3 persons as joint holders of a share except in the case of persons jointly entitled to be registered as the holders of a share following a transmission event.

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2.5	Equitable and other claims

Subject to the law and an express rule in this constitution, the company is entitled to treat the registered holder of a share as the absolute owner of that share, and is not, even if the company has notice:

(a)	obliged to recognise a person as holding a share upon any trust; or

(b)	obliged to recognise any equitable, contingent, future or partial claim to or interest in a share on the part of any other person.

2.6	Employee share plans and employee option plans

The directors may:

(a)	implement an employee share plan or employee option plan or both; and

(b)	amend, suspend or terminate any employee share plan or employee option plan they implement.

3.	Calls, forfeiture, indemnities, lien and surrender

3.1	Calls

(a)	Subject to this constitution and to the terms of issue of a share, the directors may call upon a member for any money unpaid on a share which is not by the terms of issue, payable at a fixed time.

(b)	The directors may require a member to pay a call by instalments.

(c)	The company must give the member at least 14 days notice to pay a call.

(d)	The notice must specify:

(1)	the amount that the member must pay; and

(2)	the time and the place of payment.

(e)	Each member must pay the amount stated in the notice in the manner set out in the notice.

(f)	A call is made when the directors pass the resolution authorising the call.

(g)	The directors may revoke or postpone a call.

(h)	The directors may extend the time for payment.

(i)	A call is valid, even if:

(1)	a member does not receive a notice of a call; or

(2)	the company omits to give a member a notice of a call.

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(j)	If a person does not pay a sum called for a share in full by the due date, then the person must pay:

(1)	interest on the sum which is unpaid, from and including the due date for payment to the date of actual payment; and

(2)	any costs, expenses or damages, which the company incurs for the non-payment or late payment of the sum.

(k)	If under the terms of issue, a sum unpaid on a share becomes payable on issue or at a fixed date, then:

(1)	the sum is payable as if the company has duly made and notified a call; and

(2)	the person must pay the sum on the date on which it is payable under the terms of issue of the share.

3.2	Proceedings for recovery of calls

(a)	The following is conclusive evidence of a debt in any proceedings for the recovery of a call amount, interest, costs or expenses that the company incurs following the non-payment or late payment of a call:

(1)	the name of the defendant is entered in the register as the holder or 1 of the holders of the share for which the call is claimed;

(2)	the resolution making the call is recorded in the minute book; and

(3)	notice of the call was duly given to the defendant.

(b)	It is not necessary to prove any matter including the appointment of the directors, who made the call.

(c)	In this rule 3.2 a defendant may include but is not limited to a person against whom the company alleges a set-off or counter-claim.

3.3	Payments in advance of calls

(a)	The directors may accept from a member an amount unpaid on a share, even if the company has not called that amount.

(b)	The directors may authorise the company to pay interest upon an amount accepted under rule 3.3(a):

(1)	until the amount becomes payable; and

(2)	at a rate agreed between the directors and the member paying the amount.

(c)	The directors may repay to a member any of the amount accepted under rule 3.3(a).

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3.4	Forfeiture of partly paid shares

(a)	If a member fails to pay the whole of a call or instalment of a call by the time appointed for payment, then the directors may serve a notice on that member requiring payment of:

(1)	the amount which is unpaid;

(2)	any interest that has accrued; and

(3)	all costs, expenses or damages that the company has incurred because of the non-payment or late payment of the call or instalment.

(b)	In the notice, the directors may:

(1)	name a further day and a place at which the member must pay the amount payable; and

(2)	state, that if the member does not pay the whole of the amount as required, then the member is liable to forfeit the shares for which the company made the call.

(c)	The directors must give a member at least 14 days after the date of service to pay.

(d)	If the member does not comply with the notice, then the directors may resolve to forfeit any share for which the notice was given:

(1)	at any time after the day named in the notice; but

(2)	before the member pays.

(e)	If a member forfeits a share, then the forfeiture includes all dividends, interest and other money payable by the company for the forfeited share which is not paid before the forfeiture.

(f)	If the company forfeits a share, then it must:

(1)	give notice of the resolution to the member in whose name the share stood immediately before the forfeiture; and

(2)	enter the forfeiture and the date of forfeiture in the register of members.

(g)	The forfeiture is valid even if the company fails to give the notice or to make the entry.

(h)	A forfeited share becomes the property of the company.

(i)	The directors may sell, reissue or otherwise dispose of the share as they think fit.

(j)	The directors may reissue or dispose of the share, with or without any money paid on the share by any former holder being credited as paid up.

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(k)	A person whose share is forfeited:

(1)	ceases to be a member for the forfeited share; but

(2)	remains liable to pay and must immediately pay, to the company:

(A)	all calls, instalments, interest, costs, expenses and damages owing for the share at the time of the forfeiture; and

(B)	interest on any amount payable which is unpaid from and including the date of the forfeiture, to the date of actual payment.

(l)	Subject to an express provision in this constitution, the forfeiture of a share extinguishes for that share:

(1)	all interest in the company;

(2)	all claims and demands against the company; and

(3)	all other rights attached to the share.

3.5	Indemnity for payments by the company

If the company becomes liable under any law to make any payment:

(a)	in respect of a share held solely or jointly by a member;

(b)	in respect of a transfer or transmission of a share by a member;

(c)	in respect of dividends, bonuses or other money due or payable or which may become due and payable to a member; or

(d)	otherwise for or on account of a member, whether as a consequence of:

(1)	the death of that member;

(2)	the non-payment of any income tax, capital gains tax, wealth tax or other tax by that member or the legal personal representative of that member;

(3)	the non-payment of any estate, probate, succession, death, stamp or other duty by that member or the legal personal representative of that member; or

(4)	any other act or thing;

in addition to any right or remedy that a law may confer on the company the member or the member’s legal personal representative must:

(e)	fully indemnify the company against that liability;

(f)	reimburse the company for any payment made under or as a consequence of that law immediately on demand by the company; and

(g)	pay interest on so much of the amount payable to the company under rule 3.5(f) as is unpaid from and including the date the company makes a payment under that law until the date the company is reimbursed in full for that payment.

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3.6	Lien on shares

(a)	The company has a first and paramount lien on a share for:

(1)	an amount of a call or instalment which is due but unpaid on the share;

(2)	if the share were acquired under an employee incentive scheme, an amount which is owed to the company for acquiring it; and

(3)	an amount that the company is required by law to pay (and has paid) in respect of the share or for or on account of a holder or deceased former holder of the share and which is owed to the company.

(b)	The company’s lien on a share extends to all dividends, interest and other money payable by the company on or in respect of the share or for or on account or in respect of the holder of the share and to the proceeds of sale of the share.

(c)	The directors as they think fit may sell any share on which the company has a lien if:

(1)	an amount for which a lien exists is presently payable; and

(2)	not less than 14 days before the date of the sale, the company has given to the registered holder of the share a notice in writing:

(A)	setting out each amount for which the lien exists which is presently payable; and

(B)	demanding the payment before the date of the sale of that amount.

(d)	If the company registers a transfer of shares on which the company has a lien without giving to the transferee notice of its claim then the company releases its lien in so far as it relates to sums owing by the transferor or any predecessor in title.

3.7	Surrender of shares

(a)	To the extent permitted by law, the directors may:

(1)	exempt a share from all or any part of rules 3.4, 3.5 or 3.6;

(2)	waive or compromise all or any part of any payment due to the company under the terms of issue of a share or this rule 3; and

(3)	before a forfeited share has been sold, reissued or otherwise disposed of, annul the forfeiture upon the conditions they think fit.

(b)	The directors may accept a surrender of a share by way of compromise:

(1)	of any claim about whether or not that share has been validly issued; or

(2)	in any other case, if the surrender is within the powers of the company.

(c)	The directors may sell, reissue or otherwise dispose of a surrendered share in the same manner as they may for a forfeited share.

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3.8	General provisions applicable to a disposal of shares under this constitution

(a)	If a forfeited share or a share on which the company has a lien is sold, re-issued or otherwise disposed of under this constitution, then the directors may:

(1)	receive the purchase money or consideration given for the shares on the disposal;

(2)	effect a transfer of the shares;

(3)	execute, or appoint a person to execute, on behalf of the former holder an instrument of transfer of the shares or any other instrument to give effect to the disposal; and

(4)	register the person to whom they have transferred the shares as the holder of the shares.

(b)	A person to whom the directors transfer a share is not bound to consider:

(1)	the regularity or validity of purchase money or consideration; or

(2)	how the company applies the purchase money or consideration.

(c)	A person’s title to a share is not affected by any irregularity or invalidity in:

(1)	the forfeiture or surrender of a share; or

(2)	the exercise of the company’s lien on a share.

(d)	The remedy of a person aggrieved by a disposal of shares under this constitution:

(1)	is limited to damages only; and

(2)	is exclusively against the company.

(e)	The company must apply the proceeds of a disposal of a share in the payment of:

(1)	the expenses of the disposal;

(2)	all money presently payable by the former holder whose share has been disposed of; and

(3)	subject to any lien that exists for money not presently payable, to the former holder.

(f)	If the holding is uncertificated, then the company must pay as soon as practicable after the disposal.

(g)	If the holding is certificated, then the company must pay as soon as practicable after the former holder delivers to the company the certificate for the share that has been disposed of or satisfies the company that the certificate has been lost or destroyed.

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(h)	A director or secretary of the company may sign a statement stating that on the date in the statement any of the following occurred:

(1)	a share was duly forfeited;

(2)	a share was duly sold or reissued or otherwise disposed of.

(i)	This statement is conclusive evidence of:

(1)	the facts stated in the statement as against all persons claiming to be entitled to the share; and

(2)	the right of the company to forfeit, sell, reissue or otherwise dispose of the share.

3.9	Interest payable by member

Where interest is payable to the company by a member under this rule 3, the rate of interest is 8% per annum or such other rate as the directors fix and the interest accrues daily and may be capitalised monthly or at such other intervals as the directors determine.

4.	Distribution of Profits

4.1	Dividends

(a)	The directors may resolve that the company pay any interim and final dividend as the financial position of the company justifies.

(b)	The directors may resolve that the company pay any dividend payable under the terms of issue of a share.

(c)	The payment of a dividend does not require any confirmation by a general meeting.

(d)	Subject to this constitution and to any rights or restrictions attached to a share or class of shares or to the terms of any dividend selection plan established by the directors, all dividends on shares are to be paid in proportion to the number of shares held by members except that:

(1)	a partly paid share will only entitle the holder to a fraction of the dividend payable on a fully paid share equal to the proportion of the total amounts paid and payable on the share which have been paid; and

(2)

if dividends are declared by the directors to be paid in respect of a specified period and if the directors also declare that the dividends on any shares are to be further apportioned according to when amounts are paid on those shares during the specified period, an amount which is paid on a relevant share during the specified period will only entitle the holder of the share to

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a fraction of the dividend that would otherwise be payable in respect of that amount equal to the proportion of the specified period remaining as at the date of payment of that amount.

(e)	For the purposes of determining the above fractions:

(1)	an amount paid on a share in advance of a call or credited on a share otherwise than for value must be ignored; and

(2)	if under the terms of issue of a share, the consideration for the share is or includes the provision of property or services or some other non-monetary consideration, the value of the non-monetary consideration provided or to be provided as determined by the directors will be taken to be the amount paid or payable (as the case may be) on the share.

(f)	The company must not pay interest on any dividend.

(g)	The directors may fix a record date for a dividend.

(h)	The company must pay a dividend to the person who is registered as the holder of the share on the record date or, if one has not been fixed, on the date payment of the dividend is to be sent to members.

(i)	The company must pay the dividend on the date fixed for payment of the dividend (if any).

(j)	The directors when determining a dividend is payable may:

(1)	direct payment of the dividend wholly or partly by the distribution of specific assets, including paid-up shares or other securities of the company or of another body corporate, either generally or to specific shareholders; and

(2)	direct that the dividend be paid:

(A)	to particular shareholders wholly or partly out of any particular fund or reserve or out of profits derived from any particular source; and

(B)	to the remaining shareholders wholly or partly out of any other particular fund or reserve or out of profits derived from any other particular source or generally.

(k)	The company may deduct from any dividend payable to a member:

(1)	all sums of money presently payable by the member to the company; and

(2)	apply the amount deducted in or towards satisfaction of the money owing.

(l)	If a person is entitled to a share as a result of a transmission event, then the company may, but is not obliged to, retain any dividend payable in respect of that share until that person becomes registered as the holder of the share or transfers it.

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4.2	Capitalisation of profits

(a)	The directors may resolve to capitalise and distribute to members any amount:

(1)	forming part of the undivided profits of the company;

(2)	representing profits arising from an ascertained accretion to capital or from a revaluation of the assets of the company;

(3)	arising from the realisation of any assets of the company; or

(4)	otherwise available for distribution.

(b)	Subject to any rights or restrictions attached to a share or class of shares or to the terms of any dividend selection plan established by the directors, a capitalised amount under rule 4.2(a) is to be distributed to members in the same proportions in which members would be entitled to receive the amount were it a dividend.

(c)	The directors may resolve that all or part of the capitalised amount is to be applied:

(1)	to pay in full a share or security that the company intends to issue to a member;

(2)	to pay an amount unpaid on a share or security of the company which a member holds; or

(3)	a combination of these;

and the member must accept this application in full satisfaction of the member’s interest in the capitalised amount.

(d)	Rules 4.1(g)-(l) apply to the payment of a capitalised amount as if it were a dividend.

4.3	Ancillary powers

(a)	To give effect to a resolution which determines how the director will pay a dividend or that the directors will capitalise any amount, the directors may:

(1)	settle any difficulty that may arise in making the distribution or capitalisation;

(2)	fix the value for distribution of a specific asset;

(3)	pay cash or issue a share or other security to a member to adjust the rights of all parties;

(4)	vest a specific asset, cash, share or other security in any trustee upon trust for a person entitled to a dividend or capitalised amount; and

(5)	authorise a person to make, on behalf of all the members entitled to any further share or security following the distribution or capitalisation, an agreement with the company or another body corporate.

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(b)	The authorised person may agree to:

(1)	the issue of further shares or securities credited as fully paid up; or

(2)	the company paying on behalf of the members an amount remaining unpaid on their existing shares or security by the application of their respective proportions of the sum distributed or capitalised.

(c)	Any agreement made between the directors and an authorised person is effective and binding on all members concerned.

(d)	If the company distributes securities in the company or in another body corporate or trust each member receiving a distribution, appoints the company as that person’s agent to do anything needed to give effect to that distribution, including but not limited to becoming a member of that other body corporate.

(e)	Rule 4.3(d) applies whether the distribution:

(1)	is generally to members or to specific members;

(2)	is as a dividend or otherwise; and

(3)	is for value or not.

4.4	Reserves

(a)	Subject to this constitution, the directors may set aside, out of the profits of the company, any reserves or provisions for any purpose.

(b)	The directors may appropriate to the profits of the company an amount previously set aside as a reserve or provision.

(c)	If the directors set aside an amount as a reserve or provision, they may:

(1)	keep the amount together with other assets of the company;

(2)	use the amount in the business of the company; and

(3)	invest the amount in any investment.

4.5	Carry forward of profits

(a)	The directors may resolve to carry forward profits which the company does not distribute to members.

(b)	The directors are not required to resolve to transfer those profits to a reserve or provision.

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4.6	Dividend reinvestment plans

The directors may:

(a)	implement a dividend reinvestment plan; and

(b)	amend, suspend or terminate any dividend reinvestment plan they implement.

4.7	Dividend selection plans

The directors may:

(a)	implement a dividend selection plan; and

(b)	amend, suspend or terminate any dividend selection plan they implement.

5.	Transfer and transmission of shares

5.1	Transfer of shares

(a)	Subject to this constitution and to the rights or restrictions attached to any share or class of shares, a member may transfer each of the member’s shares by an instrument in writing.

(b)	The member must use an instrument in any usual form or in a form that the directors approve.

(c)	An instrument of transfer must be signed by or on behalf of both the transferor and the transferee, unless:

(1)	the instrument of transfer relates only to fully paid shares and the directors dispense with the need for the transferee to sign; or

(2)	the transfer of the shares is effected by a document or documents which together duly transfer those shares under the Corporations Act.

(d)	An instrument of transfer must be:

(1)	left for registration at the registered office of the company or at another place as the directors determine;

(2)	accompanied by:

(A)	the certificate for each share to which it relates;

(B)	any other evidence the directors require to prove the title of the transferor or the transferor’s right to the shares; and

(C)	any other evidence the directors require to prove the right of the transferee to be registered as the owner of the shares.

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(e)	A transferor of shares remains the holder of the shares transferred until:

(1)	the transfer is registered; and

(2)	the name of the transferee is entered in the register of members for the shares.

(f)	The company must not charge a fee for the registration.

(g)	The company may retain any registered instrument of transfer for the period that the directors think fit.

(h)	Except in the case of fraud, the company must return any instrument of transfer which the directors decline to register, to the person who deposited it with the company.

(i)	To the extent permitted by law, the directors may waive all or any of the requirements of this rule 5.1.

5.2	Registration of transfers

Subject to this constitution and to the rights and restrictions attached to any share or class of shares, the directors may decline to register a transfer of a share and, without limiting the generality of this, may also decline to register a transfer of a share on which the company has a lien.

5.3	Power to suspend registration of transfers

The directors may at any time suspend the registration of a transfer for any period not exceeding 30 days in a year.

5.4	Transmission of shares

(a)	If a member dies, the only persons the company recognises as having any title to the member’s shares or any benefits accruing for those shares are:

(1)	the legal personal representative of the deceased, if the deceased was a sole holder; and

(2)	the survivor or survivors, if the deceased was a joint holder.

(b)	Nothing in rule 5.4(a) releases the estate of a deceased member from liability for a share, whether the deceased held that share solely or jointly.

(c)	A person who becomes entitled to a share because of a transmission event may:

(1)	sign a written notice stating that the person wishes to register as a shareholder and serve it on the company; or

(2)	execute a transfer of the share to another person.

(d)	Before making the election, the person must prove that person’s entitlement by producing the certificate for the share or any other evidence that the directors require.

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(e)	The rules about the right to transfer and register a share apply with the necessary changes to a transfer under rule 5.4(c)(2) as if:

(1)	the relevant transmission event had not occurred; and

(2)	the registered holder of the share signed the transfer.

(f)	If 2 or more persons are jointly entitled to a share because of a transmission event, then upon being registered, they:

(1)	hold the share as joint tenants; and

(2)	rule 2.4 applies.

(g)	Despite rule 5.4(a), the directors may register a transfer of shares which a member signs prior to a transmission event, even though the company has notice of the transmission event.

6.	General meetings

6.1	Calling general meetings

(a)	Any director may call and arrange to hold a general meeting whenever the director wishes.

(b)	A general meeting may be called and arranged only as provided:

(1)	by this rule 6.1; or

(2)	under sections 249D, 249E, 249F or 249G of the Corporations Act.

(c)	The directors may change the venue for, postpone or cancel a general meeting.

(d)	Rule 6.1(c) does not apply if the members or the court under the Corporations Act call and arrange the meeting.

(e)	If a general meeting is called and arranged under section 249D of the Corporations Act the directors:

(1)	must hold it on or before the date by which section 249D requires it to be held; and

(2)	may cancel it only with the consent of the requisitioning member or members.

6.2	Notice of general meetings

(a)	Subject to this constitution and to the rights or restrictions attached to a share or class of shares, the company must give notice of a general meeting:

(1)	within the time limits prescribed by the Corporations Act; and

(2)	in the manner authorised by rule 13.1.

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(b)	The company must give a notice to each person, who is at the date of the notice a member, a director or an auditor of the company.

(c)	A notice of a general meeting must:

(1)	specify the date, time and place of the meeting; and

(2)	state the general nature of the business to be transacted at the meeting.

(d)	A person may waive notice of any general meeting by a written notice to the company.

(e)	A valid action and a valid resolution remain valid, even if a person entitled to receive a notice or proxy for a general meeting does not receive or is not sent one or both of them, and

(1)	the failure occurred by accident or error; or

(2)	before or after the meeting, the person:

(A)	waives notice of that meeting under rule 6.2(d); or

(B)	gives written notice of the person’s agreement to that action or resolution.

(f)	Subject to rules 6.2(g) and (h), a person’s attendance at a general meeting waives any objection that person may have:

(1)	to a failure to give notice or to a defective notice; and

(2)	to the consideration of a matter which is not stated in the notice of the meeting.

(g)	Rule 6.2(f)(1) does not apply if the person at the beginning of the meeting objects to the holding of the meeting.

(h)	Rule 6.2(f)(2) does not apply if the person objects to considering the matter when it is presented.

6.3	Admission to general meetings

The chair of a general meeting may expel or refuse admission to a person who:

(a)	has a pictorial-recording or sound-recording device;

(b)	has a placard or banner;

(c)	has an article considered by the chair to be dangerous, offensive or liable to cause disruption;

(d)	refuses to produce or to permit examination of any article or the contents of any article, in the person’s possession;

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(e)	behaves or threatens to behave in a dangerous, offensive or disruptive manner; or

(f)	is not:

(1)	a member or proxy, attorney or representative of a member; or

(2)	a director, secretary or auditor of the company.

6.4	Quorum at general meetings

(a)	Subject to rule 6.4(b) business may only be transacted at any general meeting if a quorum of members is present when the meeting proceeds to business.

(b)	Even if there is no quorum, the meeting may elect a chair and adjourn a meeting.

(c)	A quorum consists of:

(1)	if the number of members entitled to vote is 2 or more - 2 of those members; or

(2)	if only 1 member is entitled to vote - that member, present at the meeting.

(d)	If a quorum is not present within 30 minutes after the time appointed for a general meeting and the meeting was convened upon the requisition of members, then the meeting is dissolved.

(e)	If a quorum is not present within 30 minutes after the time appointed for a general meeting in any other case, then the meeting stands adjourned:

(1)	to the day, the time and place, that the directors determine; or

(2)	if no determination is made by the directors, to the same day in the next week and at the same time and place.

(f)	If, at the adjourned meeting, a quorum is not present within 30 minutes after the time appointed for the meeting, then the meeting is dissolved.

6.5	Chair of general meetings

(a)	The chair of directors, if present within 15 minutes after the time appointed for the holding of a general meeting and willing to act, must preside as chair of the meeting.

(b)	If the directors have elected a deputy chair of directors, then the deputy chair of directors, if present within 15 minutes after the time appointed for the holding of a general meeting and willing to act, must preside as chair of the meeting if:

(1)	there is no chair of directors; or

(2)	the chair of directors is not present within 15 minutes after the time appointed for the holding of the meeting or is not willing to act as chair of the meeting.

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(c)	The members present at a general meeting must elect as chair of the meeting another director who is present and willing to act or, if no other director is present and willing to act, a member who is present and willing to act if:

(1)	there is no chair or deputy chair of directors; or

(2)	the chair or deputy chair of directors is not present within 15 minutes after the time appointed for the holding of the meeting or is not willing to act as chair of the meeting.

6.6	Conduct of general meetings

(a)	The general conduct of a general meeting and the procedures to be adopted at the meeting will be as determined by the chair either before or during the meeting. At any time the chair considers it necessary or desirable for the proper and orderly conduct of the meeting, the chair may demand the cessation of debate or discussion on any matter and may require any resolution being considered by the meeting to be put to a vote. A person must refer any question arising at a general meeting about the order of business, procedure or conduct of the meeting to the chair.

(b)	Any decision by the chair under this rule 6.6 is final.

(c)	The chair may adjourn the meeting from time to time and from place to place.

(d)	The meeting may direct the chair to adjourn a meeting.

(e)	An adjourned meeting may only transact business unfinished at the meeting from which the adjournment took place.

(f)	If a meeting is adjourned for 30 days or more, then the company must give notice of the adjourned meeting as if it is an original meeting.

(g)	Subject to rule 6.6(f), it is not necessary to give any notice of an adjournment or of the business to be transacted at an adjourned meeting.

6.7	Decisions at general meetings

(a)	Subject to a resolution which as a matter of law requires a special majority:

(1)	a question arising at a general meeting is decided by a majority of votes cast by the members present; and

(2)	a majority vote is for all purposes, a decision of the members.

(b)	In the case of an equality of votes upon any proposed resolution the chair of the meeting does not have a second or casting vote.

(c)	Subject to rule 6.7(d), a resolution put to the vote of a general meeting must be decided on a show of hands.

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(d)	Either the chair or a member who is present and can vote on the resolution, may demand a poll:

(1)	before the vote is taken; or

(2)	before or immediately after the declaration of the result of the show of hands.

(e)	A demand for a poll does not prevent the continuance of a general meeting for the transaction of any business other than the question on which the poll has been demanded.

(f)	The chair may declare the result of a vote decided on a show of hands.

(g)	Unless a poll is duly demanded:

(1)	the chair’s declaration and an entry to that effect into the minute book is conclusive evidence of the result; and

(2)	further proof of the number or proportion of the votes recorded in favour of or against the resolution is not required.

(h)	If a poll is duly demanded at a general meeting, the meeting must conduct the poll as the chair directs.

(i)	Subject to rule 6.7(j), the chair may direct that the poll be taken in any manner and either at once or after an interval or adjournment.

(j)	A poll demanded at a general meeting on the election of a chair or on a question of adjournment must be taken immediately.

(k)	The result of the poll is a resolution of the meeting at which the poll was demanded.

(l)	The demand for a poll may be withdrawn.

6.8	Voting rights

(a)	Subject to this constitution and to any rights or restrictions attached to a share or class of shares, at a general meeting:

(1)	on a show of hands, every person present who is a member or a proxy, attorney or representative of a member has 1 vote; and

(2)	on a poll, every person present who is a member or a proxy, attorney or representative of a member has 1 vote for each share the member holds and which entitles the member to vote, except for partly paid shares, each of which confers on a poll only a fraction of 1 vote equal to the proportion of the total amounts paid and payable on the share which have been paid.

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(b)	For the purposes of determining the above fraction:

(1)	an amount paid on a share in advance of a call or credited on a share otherwise than for value must be ignored; and

(2)	if under the terms of issue of a share, the consideration for the share is or includes the provision of property or services or some other non-monetary consideration, the value of the non-monetary consideration provided or to be provided as determined by the directors will be taken to be the amount paid or payable (as the case may be) on the share.

(c)	If a person present at a general meeting represents more than 1 member:

(1)	on a show of hands, the person is entitled to 1 vote only despite the number of members the person represents;

(2)	that vote is cast for all the members the person represents; and

(3)	the person must not exercise that vote in a way which would contravene any directions given to the person in any instrument appointing the person as a proxy or attorney.

(d)	A joint holder may vote at any meeting in person or by proxy, attorney or representative as if that person was the sole holder.

(e)	If more than 1 joint holder tenders a vote, then the vote of the holder named first in the register is accepted to the exclusion of any other.

(f)	The parent or guardian of an infant member may vote at any general meeting upon producing evidence of the relationship or of the appointment as the directors may require.

(g)	A vote by a parent or guardian of an infant member is accepted to the exclusion of the vote of the infant member.

(h)	A person entitled to a share as a result of a transmission event may vote at a general meeting as if that person were the registered holder of the share if, before the meeting, the directors:

(1)	admit that person’s right to vote at that meeting for the share; or

(2)	are satisfied that person has a right to be registered as the holder of, or to transfer, the share under rule 5.4(c).

(i)	A vote tendered by a person under rule 6.8(h) is accepted to the exclusion of the vote of the registered holder of the share.

(j)	A member is entitled to vote at a general meeting only if all calls and other sums of money, presently payable by that member for shares in the company, are paid.

(k)	A person must raise an objection to the qualification of a person to vote at a general meeting:

(1)	before or at the meeting at which the vote is given; and

(2)	by referring it to the chair of the meeting.

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(l)	The chair’s decision about a person’s qualification to vote is final.

(m)	A vote the chair allows under rule 6.8(h) is valid for all purposes.

6.9	Representation at general meeting

(a)	Subject to this constitution, each member entitled to vote at a meeting of members may vote:

(1)	in person or if a member is a body corporate by its representative;

(2)	by not more than 2 proxies; or

(3)	by not more than 2 attorneys.

(b)	A proxy, attorney or representative may, but need not be a member.

(c)	A proxy, attorney or representative may be appointed for:

(1)	all or any number of general meetings; or

(2)	a particular general meeting.

(d)	Subject to the Corporations Act and to the terms of an appointment, an appointment confers authority on a proxy, attorney or representative:

(1)	to agree to a meeting being convened by shorter notice than is required by the Corporations Act or by this constitution;

(2)	to speak to any proposed resolution on which the person may vote;

(3)	to demand or join in demanding a poll on any resolution on which the person may vote.

(e)	Subject to the Corporations Act and to the terms of appointment, if the instrument refers to specific resolutions and directs the proxy, attorney or representative on how to vote on those resolutions, then the appointment confers authority:

(1)	to vote on any amendment moved to the proposed resolutions and on any motion that the proposed resolutions not be put or any similar motion;

(2)	to vote on any procedural motion, including any motion to elect the chair, to vacate the chair or to adjourn the meeting; and

(3)	to act generally at the meeting.

(f)	Subject to the Corporations Act and to the terms of appointment, if the instrument refers to a specific meeting to be held at a specified time or venue and the meeting is rescheduled or adjourned or changed to another venue, then the appointment confers authority to attend and vote:

(1)	at the rescheduled or adjourned meeting; or

(2)	at the new venue.

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(g)	If a member appoints 2 proxies or attorneys:

(1)	and the appointment does not specify the proportion or number of the member’s votes each proxy or attorney may exercise, each proxy or attorney may exercise half of the member’s voting rights; and

(2)	neither person may vote on a show of hands.

(h)	An instrument appointing a proxy or attorney may direct the manner in which the proxy or attorney is to vote for a particular resolution.

(i)	If an instrument directs the proxy or attorney, then the person must vote as directed.

(j)	An instrument appointing a proxy or attorney:

(1)	must be in writing, legally valid and signed by the appointor or the appointor’s attorney;

(2)	is not required to be in a particular format;

unless the directors otherwise determine.

(k)	A proxy or attorney may vote only if the instrument appointing the person and any authority under which the instrument is signed are received by the company at least 48 hours before the meeting or any lesser period provided in the notice of meeting, unless the directors otherwise determine.

(l)	The instrument and the authority may be delivered either to the registered office of the company or to an address stated on the notice of meeting by:

(1)	hand delivery (including through the post);

(2)	fax using the number on the notice; or

(3)	any electronic means using the electronic address (if any) stated in the notice.

(m)	The directors may accept upon the production of other evidence:

(1)	an oral appointment of a proxy or attorney;

(2)	an appointment of a proxy or attorney which is not signed by the appointor or the appointor’s attorney; and

(3)	a copy of any document, including a copy sent by fax.

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(n)	A vote at a meeting by a proxy or attorney is valid despite:

(1)	a transmission event having occurred in relation to the appointor;

(2)	the appointor revoking the instrument of appointment or the authority under which the instrument was executed; or

(3)	the transfer of the share for which the instrument was given not having been registered;

provided the company does not receive written notice of such an event before the meeting commenced.

(o)	The appointment of a proxy or attorney is not revoked by the appointor attending and taking part in the general meeting.

(p)	The proxy or attorney must not vote, as the appointor’s proxy or attorney, if the appointor votes on a resolution.

(q)	Where an instrument intended for the appointment of a proxy does not specify the name of a proxy the instrument is not for that reason invalid and is to be taken to be given in favour of the chair of the meeting.

6.10	Separate class meetings

If at any time a meeting of a class of members of the company is required or proposed, rules 6.1 to 6.9 will apply so far as they are capable of application (and with all necessary changes) to that meeting.

6.11	Decisions without meetings

(a)	Subject to rule 6.11(c), if the company is a proprietary company, a resolution of the members may be passed without holding a meeting:

(1)	if all of the members entitled to vote on the resolution, sign a document stating that they are in favour of the resolution set out in the document; and

(2)	the company complies with the Corporations Act.

(b)	If a share is held jointly, each of the joint holders must sign the document.

(c)	Subject to rule 6.11(d), the company must hold a general meeting to resolve to remove an auditor.

(d)	If the company has only 1 member, a resolution of the member may be passed by the member recording it and signing the record.

7.	Directors

7.1	Appointment and removal of directors

(a)	Subject to the Corporations Act, there must be at least 1 director if the company is a proprietary company or at least 3 directors if the company is a public company, and not more than 12 directors or such other minimum or maximum number of directors as the members by resolution determine.

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(b)	Directors in office on the date that the company adopted this constitution continue in office on the terms and conditions set out in this constitution.

(c)	The members may by resolution appoint or remove a director.

(d)	The directors may appoint any person to be a director, either to fill a casual vacancy or aS an addition to the existing directors.

(e)	The total number of directors must not at any time exceed the maximum number allowed under this constitution.

7.2	Vacation of office

In addition to any circumstance provided for elsewhere in this constitution, a director ceases to be, and to hold office as, a director of the company:

(a)	in the circumstances prescribed by the Corporations Act;

(b)	if the director dies, on his or her death;

(c)	if the director becomes of unsound mind or a person who, or whose estate is, liable to be dealt with in any way under the law relating to mental health, when he or she becomes so mentally incapacitated; or

(d)	if the director resigns by notice in writing to the company, when the resignation is stated to become effective in the notice or, if not so stated, on the date the company receives the notice.

7.3	Remuneration and expenses

(a)	Each director is entitled to such remuneration out of the funds of the company (accruing from day to day if periodic) as the directors determine provided that:

(1)	the director’s remuneration must not include a commission on, or percentage of, operating revenue; and

(2)	if the director is a non-executive director, the director’s remuneration paid must be a fixed sum.

(b)	If the members by resolution have fixed a limit on the remuneration payable to the directors, then the aggregate remuneration paid to or for the benefit of the directors must not exceed that limit. This limitation does not apply to:

(1)	any amount paid or payable under rule 7.3(d) or (e);

(2)	any amount paid or payable under or in respect of any indemnification or insurance provided or procured in accordance with rule 9; or

(3)	the remuneration to which a director may be entitled as an employee of the company or a related body corporate or in a capacity other than as a director of the company.

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(c)	If the directors determine an aggregate annual remuneration to which they are entitled, they must divide it:

(1)	in the amounts or proportions agreed between them; or

(2)	failing agreement, equally among the non-executive directors only.

(d)	A director is entitled to be paid all reasonable travel, accommodation and other expenses properly incurred by the director in attending meetings of, or relating to, the company or while engaged on the business or affairs of the company.

(e)	If a director performs an extra service or makes special exertion for the company, the directors may arrange for a special remuneration.

(f)	The directors may resolve that the company:

(1)	at any time after a director dies, retires or otherwise ceases to hold office as a director or a director or former director ceases to be gainfully employed, pay to the director or former director or a legal personal representative, spouse, relative or dependant of the director or former director a pension, lump sum, superannuation amount or other benefit;

(2)	establish, pay contributions or other amounts to, or otherwise support, a fund or other entity providing for any such benefit; and

(3)	enter into a contract with the director to provide for any of these benefits.

Any amount paid or payable under this rule 7.3(f) is not subject to the limitation under rule 7.3(b).

7.4	Interested directors

(a)	Subject to the Corporations Act, a director:

(1)	may hold any other office, place of profit, position or interest in the company, any related body corporate or any body corporate the company promotes or holds an interest in;

(2)	may do so on the terms that the director and the relevant body corporate agree; and

(3)	is not accountable to the company for any remuneration or other benefit the director receives in connection with that office, place, position or interest.

(b)	A director may exercise the voting rights conferred by shares in any body corporate that the company holds or owns in any manner including, but not limited to, voting for a resolution:

(1)	which provides for the appointment or remuneration of the director, or any other person, as a director or officer of that body corporate; or

(2)	in which the director is otherwise interested.

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(c)	Subject to the Corporations Act, a director is not disqualified, merely because that person is a director, from contracting with the company for any reason including, but not limited to:

(1)	selling or purchasing property to or from the company;

(2)	lending or borrowing money to or from, the company with or without interest or security;

(3)	guaranteeing for a commission or profit money that the company borrows;

(4)	underwriting or guaranteeing for a commission or profit the subscription for securities in the company, a related body corporate or a body corporate the company promotes or holds an interest in;

(5)	being employed by the company; or

(6)	acting in a professional capacity for the company.

(d)	A contract or arrangement entered into by or on behalf of the company with a director or in which a director is or may be in any way interested is not void or voidable merely because the director is a director or because of the fiduciary obligations arising out of that office, and the director is not liable to account to the company for any profit realised by or under such a contract or arrangement.

(e)	Subject to the Corporations Act, a director is not excluded from:

(1)	being present, counted in a quorum or voting at a meeting of directors; or

(2)	signing any document;

for or in relation to a contract or arrangement or proposed contract or arrangement in which the director is interested.

7.5	Powers and duties of directors

(a)	The directors are responsible for managing the business and affairs of the company. The directors may exercise to the exclusion of the members all the powers of the company which are not required, by the Corporations Act or by this constitution, to be exercised by the members in general meeting or by resolution of the members.

(b)	Without limiting the generality of rule 7.5(a), the directors may exercise all the powers of the company:

(1)	to borrow or otherwise raise money;

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(2)	to charge any property or business of the company or all or any of its uncalled capital; and

(3)	to issue debentures or give any other security for a debt, liability or obligation of the company or of any other person.

(c)	The directors may determine how negotiable instruments, including but not limited to cheques, may be executed by or on behalf of the company.

(d)	The directors may appoint or employ any person to be an officer, agent or attorney of the company:

(1)	for any purpose and for any period;

(2)	with any powers, discretions and duties, including but not limited to those vested in the directors; and

(3)	upon any conditions.

(e)	The directors may authorise an officer, agent or attorney to delegate any powers, discretions and duties vested in that person.

(f)	Subject to any contract between the company and the relevant officer, agent or attorney, the directors may remove or dismiss that person at any time, with or without cause.

(g)	A power of attorney may contain any provision for the protection and convenience of the attorney or a person dealing with the attorney.

7.6	Proceedings of directors

(a)	The directors may meet together for the dispatch of business and adjourn and otherwise regulate their meetings as they think fit.

(b)	The contemporaneous linking together by telephone or other electronic means of a number of the directors sufficient to constitute a quorum, constitutes a meeting of the directors.

(c)	The rules relating to meetings of the directors apply with the necessary changes, to meetings of the directors by telephone or other electronic means.

(d)	A director participating in a meeting by telephone or other electronic means is considered present in person at the meeting.

(e)	A meeting by telephone or other electronic means is held at the place determined by the chair of the meeting.

(f)	At least 1 of the directors involved in a telephone or electronic meeting must have been at the place the chair determines as the meeting place, for the duration of the meeting.

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7.7	Convening of meetings of directors

(a)	A director may convene a meeting of the directors at any time.

(b)	On the requisition of a director, a secretary must convene a meeting of the directors.

7.8	Notice of meetings of directors

(a)	Subject to this constitution, the secretary must give notice of a meeting of directors to each director other than a director on leave of absence approved by the directors.

(b)	A notice of a meeting of directors:

(1)	must specify the time and place of the meeting;

(2)	need not state the nature of the business to be transacted at the meeting;

(3)	must be given a reasonable time before the meeting; and

(4)	may be given in person or by post, telephone, fax or other electronic means.

(c)	A director waives notice of a meeting of directors if the director:

(1)	gives written notice of waiver to the company before, at or after the meeting; or

(2)	attends the meeting.

(d)	A resolution passed, or other act done, at a meeting of directors will not be invalid merely because a person to whom notice of the meeting is required to be given does not receive or is not given notice of the meeting if:

(1)	the failure occurred by accident or error; or

(2)	the person waives notice of the meeting.

7.9	Quorum at meetings of directors

(a)	The directors may transact business at a meeting of directors only if a quorum of directors is present at the time the business is dealt with.

(b)	A quorum of directors consists of:

(1)	if the directors have fixed a number for the quorum, that number of directors; and

(2)	in any other case 2 directors.

(c)	If the number of directors in office at any time is not sufficient to constitute a quorum at a meeting of directors or is less than the minimum number of directors fixed under this constitution, then the remaining director or directors may act as soon as possible:

(1)	to increase the number of directors to a number sufficient to constitute a quorum and to satisfy the minimum number of directors required under this constitution; or

(2)	to convene a general meeting of the company for that purpose.

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(d)	Until the directors have complied with rule 7.9(c), they must only act if and to the extent that there is an emergency requiring them to act.

(e)	If the company is a proprietary company that has only 1 director, rule 7.9(b) does not apply.

7.10	Chair and deputy chair of directors

(a)	The directors may:

(1)	appoint 1 of the directors as chair of directors; and

(2)	determine the period for which that director is to be chair of directors.

(b)	The directors may:

(1)	appoint 1 of the directors as deputy chair of directors; and

(2)	determine the period for which that director is to be deputy chair of directors.

(c)	The directors may resolve that the office of chair or deputy chair of directors is an extra service or special exertion performed by the director holding that office for the purposes of rule 7.3(e).

(d)	The chair of directors, if present within 10 minutes after the time appointed for the holding of a meeting of directors and willing to act, must preside as chair of the meeting.

(e)	If the directors have elected a deputy chair of directors, then the deputy chair of directors, if present within 10 minutes after the time appointed for the holding of a meeting of directors and willing to act, must preside as chair of the meeting if:

(1)	there is no chair of directors; or

(2)	the chair of directors is not present within 10 minutes after the time appointed for the holding of the meeting or is not willing to act as chair of the meeting.

(f)	The directors present must elect 1 of their number to be chair of the meeting if at a meeting of directors:

(1)	there is no chair or deputy chair of directors; or

(2)	the chair or deputy chair of directors is not present within 10 minutes after the time appointed for the holding of the meeting or is not willing to act as chair of the meeting.

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7.11	Decisions of directors

(a)	A meeting of directors at which a quorum is present is competent to exercise each authority, power and discretion vested in or exercisable by the directors under this constitution.

(b)	The directors must decide questions arising at a meeting of directors by a majority of votes cast by the directors present.

(c)	A decision under rule 7.11(b) is for all purposes a determination of the directors.

(d)	In the case of an equality of votes upon any proposed resolution the chair of the meeting does not have a second or casting vote.

7.12	Written resolutions

(a)	A written resolution signed by:

(1)	all directors entitled to vote on the resolution; or

(2)	a majority of the directors entitled to vote on the resolution where notice of the resolution was given in the same way it would have been required to have been given if it were a notice of a meeting of directors to consider the resolution, and the directors who sign would have constituted a quorum at such a meeting;

is as valid as if passed at a duly convened and held meeting of directors and is effective when signed by the last of all the directors or the last of the directors constituting the majority, as the case may be.

(b)	The resolution may consist of several documents in the same terms, each of which is signed by 1 or more directors.

(c)	A facsimile transmission or other document produced or transmitted electronically in the name, and with the authority of, a director will be taken to be a document in writing signed by the director.

7.13	Alternate directors

(a)	A director may appoint another director, or with approval of a majority of the other directors, any other person, to be the director’s alternate director to act in his or her place at any meeting of directors or for any period where the director is unable to attend to his or her duties or exercise his or her powers as a director.

(b)

An alternate director may, subject to his or her terms of appointment, exercise all the powers (except the power to appoint an alternate director) and perform all the duties of the director who has appointed the alternate director to the extent the director has not exercised or performed them. Without limiting the foregoing, an

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alternate director may attend and vote at a meeting of directors if his or her appointor is not present. An alternate director is otherwise not entitled, and has no other power, to act as a director of the company.

(c)	An alternate director is not entitled to notice of meetings of directors unless his or her appointor is on leave of absence approved by the directors. In that case, the alternate director must be given notice of meetings of directors during the leave of absence.

(d)	An alternate director waives notice of a meeting of directors for the alternate director and his or her appointor if the alternate director:

(1)	gives written notice of waiver to the company before, at or after the meeting; or

(2)	attends the meeting.

(e)	A person may act as alternate director to more than 1 director and is entitled to a separate vote for each director the alternate director represents, in addition to any vote the alternate director may have as a director in that person’s own right.

(f)	The office of an alternate director is vacated if and when the appointor vacates the office as a director.

(g)	The appointor may terminate the appointment of an alternate director at any time, even if the period of the appointment of the alternate director has not expired.

(h)	The appointor must appoint and terminate an appointment of an alternate director by a written, signed statement.

(i)	An appointment and termination are only effective after the company receives the appointor’s written, signed statement and, in the case of an appointment requiring the approval of a majority of the directors of the company, after that approval has been given.

(j)	An alternate director is not to be taken into account in determining the minimum or maximum number of directors allowed under this constitution.

(k)	In determining whether a quorum is present at a meeting of directors, an alternate director, who attends the meeting is counted as a director for each director on whose behalf the alternate director is attending.

(l)	An alternate director is not to be taken into account in determining the number of directors or rotation of directors.

(m)	An alternate director is only entitled to be paid the remuneration that the directors think fit for his or her services as an alternate director, and any such remuneration must be in reduction of the remuneration payable to the director for whom the alternate director acts as alternate unless the directors otherwise determine.

(n)	An alternate director is entitled to be paid all reasonable travel, accommodation and other expenses properly incurred by the alternate director in attending meetings of, or relating to, the company or while engaged on the business or affairs of the company.

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(o)	An alternate director, while acting as a director:

(1)	is responsible to the company for that person’s own acts and defaults; and

(2)	is not the agent of the director who appointed the alternate director.

7.14	Committees of directors

(a)	The directors may delegate any of their powers to a committee or committees of directors.

(b)	A committee to which a power is delegated, when exercising the power, must comply with any directions of the directors.

(c)	The rules applying to meetings and resolutions of directors with the changes necessary, apply to meetings and resolutions of a committee of directors.

(d)	The directors may resolve that membership of a committee of directors is an extra service or special exertion performed by the members for the purposes of rule 7.3(e).

7.15	Delegation to individual directors

(a)	The directors may delegate any of their powers to 1 director.

(b)	A director to whom any powers are delegated must exercise the powers delegated in accordance with any directions of the directors.

(c)	The directors may resolve to treat the acceptance of a delegation as an extra service or special exertion performed by the delegate for rule 7.3(e).

7.16	Validity of acts

An act done by a person acting as a director, by a meeting of directors or by a committee of directors attended by a person acting as a director is not invalidated by reason only of:

(a)	a defect in the appointment of the person as a director;

(b)	the person being disqualified to be a director or having vacated office; or

(c)	the person not being entitled to vote.

7.17	Authority to act in the best interests of a holding company

Where the company is a wholly-owned subsidiary of a body corporate, each director is authorised to act in the best interests of the holding company, and if a director acts in good faith in the best interests of the holding company and the company is not insolvent at the time the director acts and does not become insolvent because of the director’s act, the director is taken to act in good faith in the best interests of the company.

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8.	Executive officers

8.1	Managing directors, deputy managing directors and executive directors

(a)	The directors may appoint 1 or more of the directors to be:

(1)	a managing director;

(2)	a deputy managing director; or

(3)	an executive director employed by the company or a related body corporate in any other capacity.

(b)	The directors may confer on a managing director, deputy managing director or other executive director any title.

(c)	A person appointed to be an officer under rule 8.1(a) automatically ceases to hold that office if he or she ceases to be a director but, subject to any contract between the company and the person, he or she does not cease to be employed or otherwise engaged by the company by reason only of the person ceasing to be a director.

(d)	Unless the directors otherwise determine, a person appointed to be an officer under rule 8.1(a) automatically ceases to be a director if he or she ceases to be employed or otherwise engaged by the company to serve in that office.

8.2	Associate directors

(a)	The directors may appoint 1 or more associate directors.

(b)	The directors may confer on an associate director any title.

(c)	Even though the word “director” may appear in an associate director’s title an associate director is not a director of the company, and is not entitled:

(1)	to attend a meeting of directors except by the invitation and with the consent of the directors; or

(2)	to vote at any meeting of directors.

8.3	Secretaries

The directors:

(a)	must appoint at least 1 secretary unless the company is a proprietary company, in which case they may do so;

(b)	may appoint additional secretaries; and

(c)	may appoint 1 or more assistant secretaries.

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8.4	Terms of office

(a)	The appointment of a person to be an officer or to hold an office referred to in this rule 8 may be for a period, at a remuneration and on other terms to be decided by the directors.

(b)	Subject to any contract between the company and a person appointed to be an officer or to hold an office referred to in this rule 8, the directors may remove or dismiss the person from office at any time, with or without cause.

(c)	The directors may:

(1)	confer on a person appointed to be an officer or to hold an office referred to in this rule 8 any power, discretion and duty, including but not limited to any power, discretion and duty vested in or exercisable by the directors;

(2)	withdraw, suspend or vary any power, discretion and duty conferred on the person; and

(3)	authorise the person to delegate any power, discretion and duty conferred on him or her.

(d)	An act done by a person appointed to be an officer or to hold an office referred to in this rule 8 is not invalidated by reason only of:

(1)	a defect in the person’s appointment; or

(2)	the person being disqualified to hold that office,

if that circumstance was not known by the person when the act was done.

9.	Indemnity and insurance

9.1	Indemnity

(a)	Subject to this rule 9.1, the company indemnifies:

(1)	each person who is or has been an officer of the company against all liabilities incurred by the person as such an officer; and

(2)	each person who is or has been an officer of a related body corporate of the company against those liabilities incurred by the person as such an officer which the directors determine to be indemnified under this rule 9.1.

(b)	The following liabilities of a person, except for a liability for legal costs, are excluded from the indemnities in rule 9.1(a):

(1)	A liability owed to the company or a related body corporate.

(2)	A liability for a pecuniary penalty order under section 1317G or a compensation order under section 1317H of the Corporations Act.

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(3)	A liability owed to someone other than the company or a related body corporate and did not arise out of conduct in good faith.

(4)	Any other liability against which the company is precluded by law from indemnifying the person.

(c)	The following legal costs of a person are excluded from the indemnities in rule 9.1(a):

(1)	Legal costs incurred in defending or resisting a proceeding in which the person is found to have a liability for which he or she could not be indemnified.

(2)	Legal costs incurred in defending or resisting a criminal proceeding in which the person is found guilty.

(3)	Legal costs incurred in defending or resisting a proceeding brought by ASIC or a liquidator for a court order if the grounds for making the order are found by the court to have been established except for costs incurred in responding to actions taken by ASIC or a liquidator as part of an investigation before commencing the proceeding for the court order.

(4)	Legal costs incurred in connection with a proceeding for relief to the person under the Corporations Act in which the court denies relief.

(5)	Any other legal costs against which the company is precluded by law from indemnifying the person.

(d)	An indemnity in rule 9.1(a):

(1)	is a continuing obligation and is enforceable by a person even though that person may have ceased to be an officer of the company or a related body corporate;

(2)	applies to liabilities incurred both before and after the date of adoption of this rule 9.1;

(3)	operates only to the extent and for the amount that the person is not otherwise entitled to be indemnified and is not actually indemnified by an insurer under an insurance policy or another person that is not a related body corporate of the company;

(4)	in respect of a liability incurred by a person as an officer of a related body corporate of the company, operates only to the extent and for the amount that the person is not actually indemnified by that related body corporate; and

(5)

is enforceable by a person only if the person notifies the company of any claim against the person that may give rise to the right to be indemnified as soon as reasonably practicable after becoming aware of the claim, takes such action as the company reasonably requests in respect of the claim, does not make any admission of liability in respect of or settle the claim

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without the prior written consent of the company, provides the company with all reasonable assistance and cooperation in defending, resisting or otherwise dealing with the claim and does anything reasonably requested by the company in order to enable the company to be subrogated to and enjoy the benefits of the person’s rights in relation to the claim against any third party.

9.2	Insurance

The company may purchase and maintain insurance or pay or agree to pay a premium for insurance in respect of any liability incurred by a person who is or has been an officer of the company or a related body corporate except to the extent that the company is precluded by law from doing so.

9.3	Savings

Nothing in rules 9.1 and 9.2:

(a)	affects any other right or remedy that a person may have in respect of any liability referred to in those rules; or

(b)	limits the capacity of the company to indemnify any person or provide or pay for insurance in respect of any person, whether or not those rules already apply to the person and whether by way of deed executed by the company or otherwise.

9.4	Officer

In this rule 9, a reference to an officer of a body corporate is a reference to:

(a)	a director or secretary of the body corporate;

(b)	an executive officer of the body corporate as defined in section 9 of the Corporations Act; and

(c)	in the case of the company, a person appointed to be an officer or to hold an office referred to in rule 8.

10.	Winding-up

10.1	Distribution of surplus

(a)	Subject to this constitution and any rights or restrictions attached to a share or class of shares, if the company is wound up and the property of the company is more than sufficient to pay all of:

(1)	the debts and liabilities of the company; and

(2)	the costs, charges and expenses of the winding up;

the excess must be divided among the members in proportion to the number of shares held by each of them, irrespective of the amounts paid or credited as paid on the shares.

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(b)	To calculate the excess, any amount unpaid on a share is to be treated as property of the company.

(c)	The amount of the excess that would otherwise be distributed to the holder of a partly paid share must be reduced by the amount unpaid on that share at the date of the distribution.

(d)	If the effect of the reduction under rule 10.1(c) would be to reduce the distribution to the holder of a partly paid share to a negative amount, then the holder must contribute that amount to the company.

10.2	Division of property

(a)	If the company is wound up, the liquidator may, with the sanction of a special resolution:

(1)	divide among the members the whole or any part of the property of the company; and

(2)	determine how the division is to be carried out as between the members or different classes of members.

(b)	A division may be otherwise than in accordance with the legal rights of the members.

(c)	In a division, any class may be:

(1)	given preferential or special rights; or

(2)	excluded altogether or in part.

(d)	If a division is not in accordance with the legal rights of the members, a member is entitled to dissent and to exercise the same rights as if the special resolution sanctioning that division were a special resolution passed under section 507 of the Corporations Act.

(e)	If any of the property to be divided includes a security with a liability to calls, a person entitled under the division to a security may by notice in writing direct the liquidator to:

(1)	sell the person’s proportion of the security; and

(2)	account for the net proceeds.

(f)	The liquidator if practicable, must act accordingly.

(g)	The person must act within 10 days after the passing of the special resolution referred to in rule 10.2(a).

(h)	Nothing in this rule 10.2 derogates from or affects any right to exercise any statutory or other power which would have existed if this rule were omitted.

(i)	Rule 4.3 applies with the necessary changes to a division by a liquidator under rule 10.2(a) as if the references in rule 4.3 to the directors and to a distribution or capitalisation were references to the liquidator and to the division under rule 10.2(a).

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11.	Minutes and records

11.1	Minute books

The company must keep minute books in which it records:

(a)	proceedings and resolutions of meetings of the company’s members;

(b)	proceedings and resolutions of directors’ meetings (including meetings of a committee of directors);

(c)	resolutions passed by members without a meeting;

(d)	resolutions passed by directors without a meeting; and

(e)	if the company is a proprietary company with only 1 director, the making of declarations by the director.

11.2	Minutes

(a)	The company must ensure that minutes of a meeting are signed within a reasonable time after the meeting by the chair of the meeting or the chair of the next meeting.

(b)	The company must ensure that minutes of the passing of a resolution without a meeting are signed by a director within a reasonable time after the resolution is passed.

(c)	If the company is a proprietary company with only 1 director, the director must sign the minutes of the making of a declaration by the director within a reasonable time after the declaration is made.

11.3	Evidence

A minute that is so recorded and signed is evidence of the proceeding, resolution or declaration to which it relates, unless the contrary is proved.

11.4	Inspection of records

(a)	The directors must ensure the minute books for general meetings are open for inspection by members free of charge.

(b)	Subject to rule 11.4(a), the directors may determine whether and to what extent, and at what time and places and under what conditions, the minute books, accounting records and other documents of the company or any of them are open to the inspection of members, who are not directors.

(c)	Subject to the law and authorisation by the directors, a member, who is not a director, has no right to inspect any books, records or documents of the company.

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12.	Execution of documents

12.1	Manner of execution

The company may execute a document if the document is signed by:

(a)	2 directors;

(b)	a director and a secretary; or

(c)	if the company is a proprietary company that has only 1 director who is also the only company secretary, that director.

12.2	Common seal

(a)	The company may have a common seal.

(b)	If the company has a common seal, rules 12.3 to 12.8 apply.

12.3	Safe custody of seal

The directors must provide for the safe custody of the seal.

12.4	Use of seal

(a)	The seal must be used only by the authority of the directors or of a committee of the directors authorised by the directors to authorise the use of the seal.

(b)	The directors may give the authority to use the seal before or after the seal is used.

(c)	Subject to rule 12.8, until the directors otherwise determine, every document to which the seal is fixed must be signed by:

(1)	2 directors;

(2)	a director and a secretary;

(3)	a director and another person appointed by the directors to countersign that document or a class of documents in which that document is included; or

(4)	if the company is a proprietary company that has only 1 director who is also the only company secretary, that director.

12.5	Seal register

(a)	The company may keep a seal register.

(b)	If the company does keep a seal register, then it must enter in the register particulars of each document on which the seal is fixed giving in each case:

(1)	the date of the document;

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(2)	the names of the parties to the document;

(3)	a short description of the document; and

(4)	the names of the persons signing the document under rule 12.4(c).

(c)	The register must be produced at meetings of directors for confirmation of the use of the seal since confirmation was last given under this rule 12.5.

(d)	Failure to comply with rule 12.5(b) or (c) does not invalidate any document to which the seal is properly affixed.

(e)	Rules 12.5(b) and (c) do not apply to a certificate for securities of the company.

12.6	Duplicate seal

(a)	The company may have for use in place of its common seal outside the state or territory where its common seal is kept, 1 or more duplicate seals.

(b)	A duplicate seal must be a facsimile of the common seal of the company with the addition on its face:

(1)	of the words “duplicate seal”; and

(2)	the name of the place where it is to be used.

(c)	A document sealed with a duplicate seal is considered to be sealed with the common seal of the company.

12.7	Share seal or certificate seal

(a)	The company may have for use on certificates for securities of the company in place of its common seal, 1 or more share seals or certificate seals.

(b)	A share seal or certificate seal must be a facsimile of the common seal of the company with the addition on its face of the words “share seal” or “certificate seal”.

(c)	A certificate for securities of the company sealed with a share seal or certificate seal is considered to be sealed with the common seal of the company.

12.8	Sealing and signing of certificates

The directors may determine either generally or in a particular case that the seal and the signature of any director, secretary or other person is to be printed on or affixed to any certificates for securities in the company by some mechanical or other means.

Constitution	Page 46

13.	Notices

13.1	Notices by the company to members

(a)	The company may give a notice to a member by:

(1)	serving it personally at, or by sending it by post in a prepaid envelope to, the member’s address as shown in the register of members or another address the member has supplied; or

(2)	sending it to the fax number or electronic address the member has supplied to the company for the giving of notices.

(b)	The company may give a notice to joint holders of a share by serving it or sending it in the manner authorised by rule 13.1(a) to the joint holder first named in the register of members or another joint holder notified in writing to the company for this purpose by all joint holders.

(c)	The company may give a notice to a person entitled to a share as a result of a transmission event by serving it or sending it in the manner authorised by rule 13.1(a) and:

(1)	addressed to the name or title of the person, at or to the address, fax number of electronic address supplied to the company for the giving of notices to that person; or

(2)	if no address, fax number of electronic address has been supplied, then at or to the address, fax number or electronic address to which the notice would have been sent if the relevant transmission event had not occurred.

(d)	Despite the occurrence of a transmission event and whether or not the company has notice of it, a notice given in accordance with this rule 13.1 to a member is taken to be given to any person entitled to the member’s share as a result of the transmission event.

(e)	A notice given in accordance with this rule 13.1 to a person who is entitled to a share as a result of a transmission event is taken to be given to the member in whose name the share is registered.

(f)	The fact that a person has supplied a fax number or an electronic address for the giving of notice does not require the company to give any notice to that person by fax or electronic means.

(g)	A person who because of a transfer of shares becomes entitled to a share registered in the name of a member is bound by every notice which, before that person’s name and address is entered in the register of members for those shares, is given to the member under this rule 13.1.

(h)	The company may sign any notice given under this rule 13.1 in writing or as a facsimile printed or affixed by some mechanical or other means.

(i)	A certificate signed by a director or secretary of the company stating that the company has given notice under this constitution is conclusive evidence of that fact.

Constitution	Page 47

13.2	Notices by the company to the directors

Subject to this constitution, the company may give a notice to a director or alternate director either by:

(a)	serving it personally at, or by sending it by post in a prepaid envelope to, the director’s or alternate director’s usual residential or business address or to another address the director or alternate director has supplied to the company for the giving of notices; or

(b)	by sending it to the fax number or electronic address which the director or alternate director has supplied to the company for the giving of notices.

13.3	Notices posted to addresses outside the Commonwealth

A notice sent by post to an address outside the Commonwealth must be sent by airmail.

13.4	Time of service

(a)	If a notice is sent by post, then it is served if a prepaid envelope containing the notice is properly addressed and placed in the post:

(1)	in the case of a notice of a general meeting, on the day after the date of its posting; or

(2)	in any other case, at the time at which the letter would be delivered in the ordinary course of post.

(b)	If a notice is sent by fax or electronic means, then it is served on the day it is sent.

13.5	Other communications and documents

Rules 13.1-13.4 apply, with the necessary changes, to the service of any communication or document.

13.6	Notices in writing

A reference in this constitution to a notice in writing includes a notice given by fax or electronic means.